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                                                                    EXHIBIT j(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders and Board of Directors/Trustees
ING Investment Funds, Inc. and ING Equity Trust:

We consent to the use of our reports dated July 16, 2004 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                   /s/KPMG LLP

Boston, Massachusetts
September 27, 2004